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                                                                   EXHIBIT 10.26

                            AMENDMENT NO. 2 TO ZINC
                            -----------------------
                             OXIDE SUPPLY AGREEMENT
                             ----------------------

         THIS AMENDMENT NO. 2 TO ZINC OXIDE SUPPLY AGREEMENT is entered into as of March 17, 2003, entered into by and between BASF CORPORATION, a Delaware corporation ("BASF") and NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation ("Nanophase").

                                 R E C I T A L S
                                 ---------------

         A. Nanophase and BASF (as successor-in-interest to Sun Smart, Inc.) entered into that certain Zinc Oxide Supply Agreement, dated as of September 16, 1999, as amended by that certain Amendment No. 1 to Zinc Oxide Supply Agreement dated January 2001 (as amended, the "Agreement").

         B. BASF and Nanophase desire to amend the Agreement and the Amendment as set forth herein.

         NOW THEREFORE BE IT RESOLVED, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The "Triggering Event" set forth in Section 5.01(e)(i) of the Agreement is hereby amended to delete the language in that Section and replace it with the following language:

                  "(i) Earnings of Nanophase for the twelve month period ending on the date of Nanophase's most recent published quarterly financial statements (calculated in accordance with generally accepted accounting principles applied on a consistent basis) shall be less than $0 and cash and cash equivalents of Nanophase at the end of such period (calculated in accordance with generally accepted accounting principles applied on a consistent basis) shall be less than $2,000,000;"

         2. Section 5.04, entitled "Equipment Purchase Option" shall be modified to add the following statement: "The parties agree that the equipment mentioned above in this Section 5.04 shall also include all equipment used in connection with coating product.

         3. A new paragraph is added to Section 5.04. It reads as follows:

                  "Notwithstanding the above, in the event that BASF decides to exercise its option to purchase the equipment mentioned above, Nanophase agrees to immediately commence production of an amount equal to 9 months of inventory ("Special Inventory") of the Products noted on Exhibit "A". BASF will purchase this Special Inventory in accordance with the terms of this Agreement which apply to Product purchased by BASF. Once BASF has received all of the Special Inventory, the terms of
         Section 5.04 shall govern the perfection of BASF's purchase of the equipment.

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         4. All other terms and conditions of the Agreement and the Amendment shall remain in full effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

         Nanophase Technologies Corporation     BASF Corporation

         By:      /s/ Joseph Cross              By:      /s/ illegible
            --------------------------------        ----------------------------
                  Joseph Cross, President       Title:   illegible
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